UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/11/2007

Analytical Surveys, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-13111

CO	84-0846389
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8610 N. New Braunfels
Suite 205
San Antonio, TX 78217
(Address of principal executive offices, including zip code)

210-657-1500
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 8.01.    Other Events

On January 8, 2007, the Company issued a press release announcing its strategic relationship with South Texas Operating ("STOC") and that it has committed to participate in a related development drilling program in the Northeast Thompsonville Field in South Texas. As a key part of this strategic relationship, STOC will provide ASI Energy, a division of the Company, with engineering analysis and other critical services associated with the review and evaluation of oil and gas projects, including operational support. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

On January 9, 2007, the Company issued a press release announcing it has entered into a Purchase and Sale Agreement with an undisclosed party for the acquisition of a non-operating working interest in three oil and gas fields located in the South Texas Gulf Coast region. Assuming satisfaction of certain conditions, including financing arrangements satisfactory to the Company, the parties intend to close the transaction on or before January 31, 2007. The Company is seeking to secure a financing package totaling approximately $8 million. A copy of the press release is furnished as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

On January 10, 2007, the Company announced it has entered into a strategic relationship with H&S Production, Inc., a privately-held oil and gas company located in Dallas, Texas. The relationship will enable the Company to access and leverage geological, geophysical and other services of H&S. In addition, the Company will gain near-term, non-operating working interest in the opportunities H&S is pursuing in eastern Colorado and north Texas. The initial prospect to be drilled, Big Sandy, covers approximately 3,500 acres in Kiowa County, Colorado. Big Sandy is a Morrow sand gas prospect on the Las Animas Arch of southern Colorado. Current expectations are to begin drilling activity prior to the end of March 2007 with the expectation of drilling 4 to 8 wells within the prospect. A copy of the press release is furnished as Exhibit 99.3 to this Form 8-K and is incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits

Press Release dated January 8, 2007
Press Release dated January 9, 2007
Press Release dated January 10, 2007

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Analytical Surveys, Inc.

Date: January 11, 2007	By:	/s/ Lori Jones
Lori Jones
CEO

Exhibit Index

Exhibit No.	Description
EX-99.1	Press release dated January 8, 2007
EX-99.2	Press release dated January 9, 2007
EX-99.3	Press release dated January 10, 2007